QuickLinks -- Click here to rapidly navigate through this document

Exhibit (a)(1)(C)

        NOTICE OF GUARANTEED DELIVERY
(Not To Be Used For Signature Guarantee)
 for
Tender of Shares of Common Stock
of
DUSA PHARMACEUTICALS, INC.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT MIDNIGHT, NEW YORK CITY TIME, ON DECEMBER 19, 2012 (AT THE END OF THE DAY), UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED.

        This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if (i) certificates representing shares of common stock, no par value per share, of DUSA Pharmaceuticals, Inc., a New Jersey Corporation, are not immediately available, (ii) the procedure for book-entry transfer cannot be completed prior to the expiration of the Offer or (iii) time will not permit all required documents to reach American Stock Transfer and Trust Company, LLC (the "Depositary") prior to the expiration of the Offer. This Notice of Guaranteed Delivery may be delivered by mail, facsimile transmission or overnight courier to the Depositary. See Section 3 of the Offer to Purchase (as defined below).

The Depositary for the Tender Offer is:

By Mail or Overnight Courier: American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, NY 11219	By Hand: American Stock Transfer & Trust Company, LLC Attn: Reorganization Department 59 Maiden Lane New York, NY 10038

Telephone confirm: (877) 248-6417 or (718) 921-8317
Fax: (718) 234-5001

        DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION, OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

        THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION (AS DEFINED IN SECTION 3 OF THE OFFER TO PURCHASE) UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE APPROPRIATE LETTER OF TRANSMITTAL.

        The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal (as defined below) or an agent's message and certificates for Shares (as defined below) to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Ladies and Gentlemen:

        The undersigned hereby tenders to Caraco Acquisition Corporation, a New Jersey corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated November 21, 2012 (as it may be amended or supplemented from time to time, the "Offer to Purchase"), and the related Letter of Transmittal (as it may be amended or supplemented from time to time, the "Letter of Transmittal" which, together with the Offer to Purchase, constitutes the "Offer"), receipt of which is hereby acknowledged, the number of shares of common stock, no par value per share ("Shares"), of DUSA Pharmaceuticals, Inc., a New Jersey corporation, specified below, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

Number of shares:

Certificate Nos. (if available):

Name(s) of Record Holder(s):

(Please Type or Print)

Address(es):

Zip code:

Daytime Area Code and Telephone Number:

Signature(s):

Dated:

If shares will be tendered by book-entry transfer, check this box ☐ and provide the following information:

Account Number at Book-Entry Transfer Facility:

THE GUARANTEE SET FORTH ON THE FOLLOWING PAGE MUST BE COMPLETED.

 GUARANTEE
(Not to be used for Signature Guarantee)

        The undersigned, a bank, broker, dealer, credit union, savings association or other entity is a member in good standing in an acceptable medallion guarantee program or a bank, broker, dealer, credit union, savings association or other entity that is an "eligible guarantor institution," as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (each of the foregoing constituting an "Eligible Guarantor Institution") hereby guarantees (1) that the above-named person(s) "own(s)" the shares tendered hereby within the meaning of Rule 14e-4 under the Exchange Act, (2) that such tender of shares complies with Rule 14e-4 and (3) the delivery of the shares tendered hereby to the depositary, in proper form for transfer, or a confirmation that the shares tendered hereby have been delivered under the procedure for book-entry transfer set forth in the Offer to Purchase into the depositary's account at the book-entry transfer facility, together with a properly completed and duly executed Letter of Transmittal, or in the case of a book-entry transfer, agent's message, and any other required documents, all within three Nasdaq trading days of the date hereof.

        The Eligible Guarantor Institution that completes this form must communicate the guarantee to the depositary and must deliver the Letter of Transmittal (or agent's message in the case of a book-entry transfer), and certificates representing shares (or a confirmation that the shares tendered hereby have been delivered under the procedure of book-entry set forth in the Offer to Purchase) to the depositary within the time period set forth herein. Failure to do so could result in financial loss to such Eligible Guarantor Institution.

Name of Firm:	Name of Firm:

Authorized Signature:	Authorized Signature:

Name:	Name:
Title:	Title:
Address:	Address:

Zip Code:	Zip Code:
Area Code and Telephone Number:	Area Code and Telephone Number:

Dated:	Dated:

DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE OF GUARANTEED DELIVERY.
SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

QuickLinks

  Exhibit (a)(1)(C)
The Depositary for the Tender Offer is
GUARANTEE (Not to be used for Signature Guarantee)